                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                  FPL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

FPL
GROUP

                                FPL GROUP, INC.
                                 P.O. BOX 14000
                             700 UNIVERSE BOULEVARD
                         JUNO BEACH, FLORIDA 33408-0420
------------------------------------------------------------------------
------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1998

The Annual Meeting of Shareholders of FPL Group, Inc., will be held in Palm Beach Gardens, Florida, at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, at 10:00 a.m. on Monday, May 18, 1998, to consider and act upon:

    -Election of directors.

    -Ratification of the appointment of Deloitte & Touche LLP as auditors.

    -A shareholder proposal regarding cumulative voting.

    -Such other matters as may properly come before the meeting.

The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof is March 9, 1998.

Admittance to the meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Shareholders whose shares are held in street name (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy, a recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares.

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES CAN BE VOTED, REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING. IF YOU ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors.

DENNIS P. COYLE

Secretary

March 30, 1998

                                FPL GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1998
                                PROXY STATEMENT

ANNUAL MEETING

The Annual Meeting of Shareholders of FPL Group, Inc. ("FPL Group" or the "Corporation") will be held at 10:00 a.m. on Monday, May 18, 1998. The enclosed proxy card is solicited by the Board of Directors, and your execution and prompt return of the card is requested. Every shareholder, regardless of the number of shares held, should be represented at the Annual Meeting. Whether or not you expect to be present at the meeting, please mark, sign, and date the enclosed proxy card and return it in the enclosed envelope. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering to the Corporation written notice of revocation or a proxy bearing a later date, or by attending the meeting in person and casting a ballot. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors.

The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card. Unless otherwise directed, such shares will be voted:

    -For the election as directors of the nominees named in this proxy statement.

    -For the ratification of the appointment of Deloitte & Touche LLP as auditors.

    -Against the shareholder proposal regarding cumulative voting.

    -In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 9, 1998, are entitled to notice of, and to vote at, the meeting. Each share of Common Stock, $.01 par value, of the Corporation is entitled to one vote. At the close of business on March 9, 1998, the Corporation had 181,512,385 shares of Common Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to shareholders on or about March 30, 1998.

In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not counted. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved. However, FPL Group's Bylaws, which were adopted prior to the current Act and remain in effect, provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Act or some other law or regulation, or FPL Group's Articles of Incorporation, Bylaws, or Board of Directors require a greater or different vote). Therefore, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions have the same effect as a vote against a matter and broker non-votes have no legal effect.

ELECTION OF DIRECTORS

Listed below are the fourteen nominees for election as directors, their principal occupations, and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted. Directors serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

Unless you specify otherwise on the accompanying proxy, it will be voted for the election of the listed nominees. The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to elect each nominee.

     [PHOTO]        H. JESSE ARNELLE  Mr. Arnelle, 64, became of counsel to Womble, Carlyle,
                    Sandridge & Rice, a North Carolina-based law firm in November 1997, after retiring as a senior partner from the law firm of Arnelle, Hastie, McGee, Willis
                    & Greene, a law firm whose predecessor he co-founded in 1985. He is a director of Armstrong World Industries, Inc., Eastman Chemical, Textron, Inc., Union
                    Pacific Resources Group, Inc., Wells Fargo & Co., Wells Fargo Bank, N.A., and
                    Waste Management, Inc. He served as vice-chairman and then chairman of the
                    Pennsylvania State University Board of Trustees from 1993 to 1998. Mr. Arnelle has been a director of FPL Group since 1990.

     [PHOTO]        SHERRY S. BARRAT  Mrs. Barrat, 48, is president of Northern Trust Bank of
                    Florida for Palm Beach and Martin Counties, and a director of Northern Trust
                    Bank of Florida. She is also a member of the board of directors of the Kravis
                    Center for the Performing Arts and the Economic Council of Palm Beach County.
                    Mrs. Barrat became a director of FPL Group in February 1998.

     [PHOTO]        ROBERT M. BEALL, II  Mr. Beall, 54, is chairman and chief executive officer of
                    Beall's, Inc., the parent company of Beall's Department Stores, Inc., and
                    Beall's Outlet Stores, Inc., which operate retail stores located primarily in
                    Florida. Mr. Beall is a director of Blue Cross/Blue Shield of Florida and the
                    National Retail Federation. He is also past chairman of the Florida Chamber of
                    Commerce and a member of the Florida Council of 100. Mr. Beall has been a director of FPL Group since 1989.

     [PHOTO]        JAMES L. BROADHEAD  Mr. Broadhead, 62, is chairman, president, and chief executive officer of FPL Group. He is also chairman and chief executive officer of FPL Group's principal subsidiary, Florida Power & Light Company. Mr.
                    Broadhead is a former president of the Telephone Operating Group of GTE
                    Corporation and is also a former president of St. Joe Minerals Corporation. He is a director of Delta Air Lines, Inc., and The Pittston Company, and a board fellow of Cornell University. Mr. Broadhead has been a director of FPL Group since 1989.

     [PHOTO]        J. HYATT BROWN  Mr. Brown, 60, is chairman, president and chief executive officer of Poe & Brown, Inc., an insurance broker based in Daytona Beach and
                    Tampa. He is a director of SunTrust Banks, Inc., BellSouth Corporation, First
                    Floridian Auto & Home Insurance Company, Rock-Tenn Company, and the
                    International Speedway Corporation. Mr. Brown is a former member of the Florida
                    House of Representatives and served as Speaker of the House from 1978 to 1980.
                    He is a member and past chairman of the Board of Trustees of Stetson University.
                    Mr. Brown has been a director of FPL Group since 1989.

     [PHOTO]        ARMANDO M. CODINA  Mr. Codina, 51, is the chairman and chief executive officer of Codina Group, Inc., a Coral Gables, Florida-based real estate development company. He has served in that capacity with Codina Group, Inc., and its predecessors since 1979. He is a director of American Bankers Insurance Group,
                    Inc., AMR, Inc., BellSouth Corporation, CSR America, Inc., and Winn-Dixie
                    Stores, Inc. Mr. Codina has been a director of FPL Group since 1994.

     [PHOTO]        MARSHALL M. CRISER  Mr. Criser, 69, became of counsel to McGuire, Woods, Battle
                    & Boothe, L.L.P., in 1997. For eight years before, he was chairman of the
                    Jacksonville law firm of Mahoney Adams & Criser, P.A. He was also formerly president of the University of Florida. Mr. Criser is a director of CSR America,
                    Inc., Flagler System, Inc., and Perini Corporation, and is chairman of The
                    Emerald Funds. He is a past chairman of the Florida Board of Regents, a past president of the Florida Bar and a past chairman of the Florida Council of 100.
                    Mr. Criser has been a director of FPL Group since 1989.

     [PHOTO]        B. F. DOLAN  Mr. Dolan, 70, retired in 1992 as chairman and in 1991 as chief executive officer of Textron, Inc., a diversified company with interests in aerospace, technology and financial services. Mr. Dolan was co-founder and president of E-Z-Go Car Corporation until it was acquired by Textron, Inc. in
                    1960. He is a director of First Union Corporation and Polaris Industries, Inc.
                    Mr. Dolan has been a director of FPL Group since 1992.

     [PHOTO]        WILLARD D. DOVER  Mr. Dover, 67, has been a member of the Fort Lauderdale law firm of Fleming, O'Bryan & Fleming, P.A. since 1958. He is a director and former chairman of the Florida Council of 100 and is a trustee and former chairman of the Florida Council of Economic Education. He has previously served as a trustee of the Nova Southeastern University Law Center and Florida Atlantic University
                    Foundation, Inc., and as chairman of the Florida Atlantic Research and
                    Development Authority. Mr. Dover has been a director of FPL Group since 1989.

     [PHOTO]        ALEXANDER W. DREYFOOS JR.  Mr. Dreyfoos, 66, is the owner and chief executive officer of the Dreyfoos Group of companies. These include Photo Electronics
                    Corporation, a developer of electronic equipment for the photographic industry, which he founded in 1963. He is a director of First Union National Bank of
                    Florida and Kuhlman Corporation. He serves as chairman of the Raymond F. Kravis
                    Center for the Performing Arts, and a trustee of M.I.T. Corporation. He is a member of the Florida Council of 100 and a founding member and former chairman of the Economic Council of Palm Beach County. Mr. Dreyfoos has been a director of FPL Group since February 1997.

     [PHOTO]        PAUL J. EVANSON  Mr. Evanson, 56, became the president of Florida Power & Light
                    Company and a director of FPL Group in January 1995 after having served as vice president, finance, and chief financial officer of FPL Group and senior vice president, finance, and chief financial officer of Florida Power & Light Company since December 1992. Prior to that, he was president and chief operating officer of Lynch Corporation, a diversified holding company. Mr. Evanson is a director of Florida Power & Light Company, Lynch Corporation, and Southern Energy Homes,
                    Inc.

     [PHOTO]        DREW LEWIS  Mr. Lewis, 66, was chairman and chief executive officer of Union
                    Pacific Corporation, a transportation and natural resources company, from 1986 to 1997. He is a director of American Express Company, Gannett Co., Inc.,
                    Gulfstream Aerospace Corp., Lucent Technologies, Inc., and Union Pacific
                    Resources Group, Inc. Mr. Lewis served as U.S. Secretary of Transportation from
                    1981 to 1983, is a former chairman and chief executive officer of Warner Amex
                    Cable Communications Inc. and a former chairman of The Business Roundtable. Mr.
                    Lewis has been a director of FPL Group since 1992.

     [PHOTO]        FREDERIC V. MALEK  Mr. Malek, 61, has been chairman of Thayer Capital Partners, a merchant bank, since March 1993. Mr. Malek was formerly the president and vice chairman, successively, of Northwest Airlines, Inc., and prior to that was president of Marriott Hotels and Resorts. He served as campaign manager for
                    Bush/Quayle '92. Mr. Malek also served in several U.S. government positions, including deputy director of the Office of Management and Budget. He is a director of American Management Systems, Inc., Automatic Data Processing
                    Corporation, Inc., CB Commercial Group, Choice Hotels, Inc., Manor Care, Inc.,
                    Northwest Airlines, Inc., and various PaineWebber mutual funds. Mr. Malek has been a director of FPL Group since 1987.

     [PHOTO]        PAUL R. TREGURTHA  Mr. Tregurtha, 62, is chairman and chief executive officer of
                    Mormac Marine Group, Inc., a maritime shipping company, and chairman of Moran
                    Transportation Company, a tug/barge enterprise. He is also vice chairman and co-owner of Interlake Steamship Company. Mr. Tregurtha previously served as chairman, chief executive officer, president and chief operating officer of
                    Moore McCormack Resources, Inc., a natural resources and water transportation company. He is also a former vice president of Brown & Sharpe Manufacturing
                    Company. Mr. Tregurtha is a director of Teachers Insurance and Annuity
                    Association, Fleet Financial Group, and Brown & Sharpe Manufacturing Company.
                    Mr. Tregurtha has been a director of FPL Group since 1989.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board has selected Deloitte & Touche LLP, independent public accountants, to audit the accounts of FPL Group and its subsidiaries for the fiscal year ending December 31, 1998, and to perform such other services as may be required of them.

Representatives of Deloitte & Touche LLP will be present at the 1998 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION.

SHAREHOLDER PROPOSAL FOR CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

John J. Gilbert, 29 East 64th Street, New York, New York 10021, as the owner of 50 shares of Common Stock, and Margaret R. and/or John J. Gilbert, trustees under the will of Samuel Rosenthal for 200 shares of Common Stock and/ or Kay Griffin, Isle of Yew, 6264 Tall Cypress Circle, Lake Worth, Florida, 33463, as the owner of 250 shares of Common Stock, have notified FPL Group that they will cause to be introduced from the floor at the Annual Meeting of Shareholders the following proposal:

    "RESOLVED: That the stockholders of FPL Group, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The shareholder proponents have submitted the following statement in support of their proposal:

    "Continued very strong support along the lines we suggest were shown at the last annual meeting when 30%, an increase over the previous year, 6,830 owners of 38,503,045 shares, were cast in favor of this proposal. The vote against included 4,727 unmarked proxies.

    California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

    The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

    Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second [sic] in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

    Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% or more of the shares cumulative voting applies: it does apply at the latter company.

    In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett Packard, a very successful company, has cumulative voting.

    If you agree, please mark your proxy for this resolution; otherwise, it is automatically cast against it unless you have marked to abstain."

THE BOARD OF DIRECTORS OPPOSES CUMULATIVE VOTING FOR THE FOLLOWING REASONS:

The Board of Directors believes that directors should be chosen for their capacity and willingness to represent all shareholders, and that the present system of voting for directors provides the best assurance that the decisions of the directors will be made in the best interests of all the shareholders, rather than for the benefit of special interest groups.

Cumulative voting tends to produce directors beholden to the narrow interests of those who elect them, even though such interests may be adverse to the overall welfare of the Corporation and its shareholders. A Board encumbered by such conflicting factions could impede the ability of the Corporation to arrive at decisions that represent the long-term interests of all shareholders and to react timely and decisively in critical situations. The factionalism caused by cumulative voting could also deter independent persons of standing and reputation from serving on the Board and reduce the sense of cooperation and mutual confidence which the Board presently maintains.

Cumulative voting was originally developed to protect minority shareholders of corporations dominated by a few large shareholders. For most modern publicly-held corporations, like FPL Group, cumulative voting is inappropriate. Neither Florida, the state in which FPL Group is incorporated; Delaware, the state in which most major publicly-owned corporations are incorporated; nor the Model Business Corporation Act, which reflects a consensus of the academic and practicing legal community, adopts cumulative voting. This is in accord with the Board's belief that the principle of majority rule is the appropriate one for the election of directors.

Mr. Gilbert submitted cumulative voting proposals at each of the Corporation's last four Annual Meetings of Shareholders. In each instance the proposal was overwhelmingly defeated.

The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to approve the proposed shareholder resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

PERFORMANCE GRAPHS

The graph below compares the cumulative total returns, including reinvestment of dividends, of FPL Group Common Stock with the companies in the Standard & Poor's (S&P) 500 Index and the Dow Jones Electric Utilities Index (Dow Jones Electrics). The comparison covers the five years ended December 31, 1997, and is based on an assumed $100 investment on December 31, 1992, in each of the S&P 500 Index, the Dow Jones Electrics, and FPL Group Common Stock. The Dow Jones Electrics is based on the performance of 44 electric and electric/gas combination utilities. It includes FPL Group as well as other utility holding companies with diversified operations.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       TOTAL RETURN FOR THE
Five Years Ended December 31, 1997
Value of $100 on December 31,
                                       FPL Group  Dow Jones Electrics    S&P 500
1992                                        $100                 $100       $100
1993                                        $115                 $112       $110
1994                                        $110                  $98       $112
1995                                        $152                 $129       $153
1996                                        $157                 $130       $189
1997                                        $210                 $165       $252

In 1990, FPL Group announced its intention to focus on its core utility and other energy-related businesses and to exit businesses not related to its core strengths. Since then, FPL Group has realigned its senior management team, reorganized Florida Power & Light Company and divested several non-energy-related businesses. The graph below shows the cumulative total return of FPL Group Common Stock since these fundamental changes were made. It covers the seven years ended December 31, 1997, and assumes the investment of $100 on December 31, 1990.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       TOTAL RETURN FOR THE
Seven Years Ended December 31, 1997
Value of $100 on December 31,
                                        FPL Group  Dow Jones Electrics    S&P 500
1990                                         $100                 $100       $100
1991                                          137                  130        130
1992                                          144                  138        140
1993                                          166                  155        155
1994                                          158                  136        157
1995                                          219                  178        215
1996                                          226                  180        265
1997                                          302                  228        353

COMMON STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

FPL Group's directors, its executive officers, and the Trustee under its Employee Thrift Plans beneficially own shares of FPL Group Common Stock as follows:

                                                                                                                   NUMBER
                                                    NAME                                                        OF SHARES(A)
                                                   ------                                                     -----------------
H. Jesse Arnelle............................................................................................        8,460(b)(c)
Sherry S. Barrat............................................................................................          200(d)
Robert M. Beall, II.........................................................................................        5,602(c)
David L. Blumberg...........................................................................................        4,000(e)
James L. Broadhead..........................................................................................      152,557(f)(g)
J. Hyatt Brown..............................................................................................       14,586(c)(h)
Lynne V. Cheney.............................................................................................          425(i)
Armando M. Codina...........................................................................................        7,903(b)(c)
Dennis P. Coyle.............................................................................................       12,710(f)
Marshall M. Criser..........................................................................................        9,635(b)(c)(j)
B. F. Dolan.................................................................................................       16,050(c)
Willard D. Dover............................................................................................        6,830(c)
Alexander W. Dreyfoos Jr....................................................................................        5,480(b)
Paul J. Evanson.............................................................................................       13,610(b)(f)
Drew Lewis..................................................................................................       11,055(c)
Frederic V. Malek...........................................................................................        5,577(c)
Paul R. Tregurtha...........................................................................................        7,829(b)(c)
C. O. Woody.................................................................................................       21,277(b)(f)(g)
Michael W. Yackira..........................................................................................       25,473(f)(g)
All directors and executive officers as a group.............................................................      389,756(k)
Fidelity Management Trust Company...........................................................................   17,393,887(l)
82 Devonshire Street
Boston, Massachusetts 02109

------------

(a) Information is as of March 1, 1998, except for holdings under retirement plans, which are as of December 31, 1997.

(b) Includes 1,937; 3,434; 670; 980; and 180 share units for Messrs. Arnelle, Codina, Criser, Dreyfoos, and Tregurtha, respectively, and 7,664 and 4,082 shares for Messrs. Evanson and Woody, respectively, under deferred compensation plans. Such units have no voting rights.

(c) Includes 5,117; 3,082; 4,236; 2,572; 6,365; 6,400; 5,930; 5,424; 4,577 and
    4,649 share units for Messrs. Arnelle, Beall, Brown, Codina, Criser, Dolan, Dover, Lewis, Malek, and Tregurtha, respectively, granted in connection with the termination of the FPL Group, Inc. Non-Employee Director Retirement Plan. Such units have no voting rights and are subject to forfeiture upon retirement from the Board before age 65.

(d) Mrs. Barrat became a member of the Board on February 16, 1998.

(e) Mr. Blumberg retired from the Board on May 12, 1997.

(f) Includes 11,456; 2,739; 2,437; 1,045 and 1,560 share units for Messrs.
    Broadhead, Coyle, Evanson, Woody and Yackira, respectively, credited to a Supplemental Matching Contribution Account under the Supplemental Executive Retirement Plan.

(g) Includes 96,800; 10,000 and 10,000 shares of restricted stock as to which Messrs. Broadhead, Woody and Yackira, respectively, have voting but not investment power.

(h) Includes 350 shares as to which Mr. Brown disclaims beneficial ownership.

(i) Mrs. Cheney resigned from the Board on November 11, 1997. As of that date, she forfeited 3,273 share units granted in connection with the termination of the FPL Group, Inc. Non-Employee Director Retirement Plan.

(j) Includes 2,300 shares as to which Mr. Criser disclaims beneficial ownership.

(k) Less than 1% of the Common Stock outstanding.

(l) 9.6% of the Common Stock outstanding; held as Trustee under the Florida Power & Light Company Master Thrift Plans Trust. The Trustee disclaims beneficial ownership of such securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Common Stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 1997 except that fourteen transactions, which should have been reported on nine monthly reports, involving the acquisition of approximately 814.32 share units by Alexander W. Dreyfoos Jr. under FPL Group's Deferred Compensation Plan were inadvertently reported late for Mr. Dreyfoos.

DIRECTOR MEETINGS AND COMMITTEES

The Board of Directors met ten times in 1997. Each director attended at least 75% of the Board meetings and meetings of the committees on which he or she served that were held during the time he or she was a director.

FPL Group's Audit Committee, currently comprised of Mrs. Barrat and Messrs. Arnelle, Criser (Chairman), Dolan, Dover, and Dreyfoos met four times in 1997. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system, and receives reports on activities of the internal auditing department. It recommends to the Board the independent public accountants and reviews the scope and results of the audits performed by both the independent public accountants and the internal auditors. It is responsible for ensuring that the financial statements present fairly the financial condition of FPL Group.

The Compensation Committee, currently comprised of Messrs. Arnelle, Beall, Brown (Chairman), Codina, Dolan, Lewis, and Tregurtha, met six times in 1997. Its functions include reviewing and approving the executive compensation program for FPL Group and its subsidiaries; setting performance targets; assessing executive performance; making grants of salary, annual incentive compensation, and long-term incentive compensation; and approving certain employment agreements.

The Executive Committee, comprised of Messrs. Broadhead (Chairman), Brown, Criser, Dolan, Malek, and Tregurtha, met four times in 1997. It also functions as the Nominating Committee. As such, it is responsible for identifying and evaluating potential nominees for election to the Board and recommends candidates for all directorships to be filled by the shareholders or the Board. The Committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors. Potential nominees must be submitted in writing to the Secretary, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, and must be received not later than 90 days in advance of the Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Directors of FPL Group who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Non-employee directors of FPL Group receive an annual retainer of $27,000, and committee chairpersons receive an additional annual retainer of $3,000. A fee of $1,300 is paid to non-employee directors for each Board or committee meeting attended. Since 1997, newly-elected directors have been awarded 200 shares of Common Stock under FPL Group's Non-Employee Directors Stock Plan.

Effective November 1, 1996, FPL Group's Non-Employee Director Retirement Plan was terminated. Non-employee directors who retired at or prior to the 1997 annual shareholders' meeting at or after age 65 with a minimum of five years of service receive an annual retirement benefit equal to the annual retainer being paid to active directors. The benefit is paid to the director or his or her surviving spouse for the greater of the director's life or the number of years he or she served as a director. Retirement benefits of non-employee directors in office in 1996 and not retiring at or prior to the 1997 annual shareholders' meeting were converted to share units of FPL Group Common Stock. Such directors will be entitled to payment of the then current value of these share units upon ending service as a Board member at or after age 65.

Non-employee directors are covered by travel and accident insurance while on FPL Group business and, until May 12, 1997, were eligible for supplemental medical coverage. Total premiums attributable to such directors amounted to $24,192 for 1997.

Fleming, O'Bryan & Fleming, P.A., in which Willard D. Dover is a principal, performed legal services for Florida Power & Light Company during 1997 and will do so in 1998. The fees paid in 1997 were not material to FPL or the law firm.

COMPENSATION COMMITTEE REPORT

The Compensation Committee submits the following report for 1997:

FPL Group's executive compensation program is designed to align compensation with the Corporation's business strategy, its goals and values, and the return to its shareholders. The program is also designed to provide a competitive compensation package, both in terms of its components and overall, that will attract and retain key executives critical to the success of the Corporation.

In 1994, the Board of Directors adopted, and shareholders approved, an Annual Incentive Plan that is intended to prevent the loss of the federal income tax deductions available to the Corporation for the amount of any compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers. In accordance with that Annual Incentive Plan, the Committee structured the 1997 executive compensation program to qualify for deduction all compensation paid to these officers, and it intends to do likewise with the executive compensation programs for 1998 and future years as long as doing so is compatible with what the Committee considers to be a sound compensation program.

The Committee determines an executive's competitive total level of compensation based on information drawn from a variety of sources, including utility and general industry surveys, proxy statements, and industry consultants. The Corporation's "comparator group" consists of 12 electric utilities (all but one of which are included in the Dow Jones Electric Utilities Index), eight telecommunications companies, and six general industrial companies located in the Southeast. Emerging electric utility industry trends (i.e., deregulation and increasing competition) and the need to recruit from outside the industry are the principal reasons for including companies other than electric utilities in the comparator group.

There are three components to the Corporation's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. In 1997, the three components were structured so that base salary represented 30% to 60% of an executive officer's total targeted compensation, annual incentive compensation represented 15% to 25% of such compensation, and long-term incentive compensation represented 25% to 50% of such compensation. The more senior the position, the greater the portion of compensation that is based on performance.

Base salaries are set by the Committee and are designed to be competitive with the comparator group companies described above. Generally, the Committee targets salary levels between the second and third quartiles of the comparator group, adjusted to reflect the individual's job experience and responsibilities. Increases in base salaries are based on the comparator group's practices, the Corporation's performance, the individual's performance, and increases in cost of living indices. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual incentive compensation, weighted as discussed below in regard to the chief executive officer's compensation. James L. Broadhead's employment agreement provides that his base salary shall not be less than his base salary in effect when the agreement was signed in 1993; otherwise his base salary is subject to annual review in accordance with the Corporation's normal practices. Base salaries are reviewed and adjusted annually.

Annual incentive compensation is based on the attainment of net income goals for the Corporation which are established by the Committee at the beginning of the year. The amounts earned on the basis of this performance measure are subject to reduction based on the degree of achievement of other corporate performance measures (and in the case of FPL, business unit performance measures), and in the discretion of the Committee. These other corporate performance measures, which for 1997 consisted of the financial and operating indicators discussed below in regard to the chief executive officer's compensation, and business unit performance measures were also established by the Committee at the beginning of the year. For 1997, the highest net income goal was met, and the average level of achievement of the other performance measures exceeded the targets. However, the amounts paid out for 1997 were less than the maximum amounts that could have been paid based on the attainment of the net income goals.

Long-term incentive compensation is based on the average level of achievement under the annual incentive plans over a four-year period for four year performance shares, and on the average annual total shareholder return of FPL Group, as compared to that of the Dow Jones Electric Utilities Index companies, for three-year performance shares. Targeted awards, in the form of performance shares granted under the Corporation's Long Term Incentive Plan, are made at the beginning of the period. Since one of the goals of the performance share program is to link directly the financial interests of FPL Group's shareholders and senior management, the four-year award payout (except for cash for the payment of incomes taxes) is made in shares of Common Stock which the recipient is expected, absent special circumstances, to hold for the duration of his or her employment.

For 1997, Mr. Broadhead, FPL Group's chief executive officer, was paid $900,000 in base salary, $877,500 in annual incentive compensation, and $1,491,638 (consisting of 12,641 shares of Common Stock and $745,819 in cash) in long-term incentive compensation. The base salary reflects the Committee's assessment of Mr. Broadhead's overall performance and an analysis of the salaries of the chief executive officers in the comparator group.

Mr. Broadhead's annual incentive compensation for 1997 was based on the achievement of the Corporation's net income goals and the following performance measures for FPL (weighted 85%) and the non-utility and/or new businesses (weighted 15%) and upon certain qualitative factors. For FPL, the incentive performance measures were financial indicators (weighted 50%) and operating indicators (weighted 50%). The financial indicators were operations and maintenance costs, capital expenditure levels, net income, regulatory return on equity, and operating cash flow. The operating indicators were service reliability as measured by the frequency and duration of service interruptions, system performance as measured by availability factors for the fossil and nuclear power plants, SALP ratings for nuclear power plants, unplanned trips of nuclear power plants, employee safety, number of significant environmental violations, customer satisfaction survey results, load management installed capability, conservation program's annual installed capacity, and full-time equivalent workforce. For the non-utility and/or new businesses, the performance measures were total combined net income and the achievement of the net income targets for ESI Energy, Inc. and Turner Foods Corporation; the development of wholesale energy marketing capabilities and retail marketing strategies; and the evaluation of international and domestic acquisitions. The qualitative factors included measures to position the Corporation for greater competition and initiating other actions that significantly strengthen the Corporation and enhance shareholder value.

The long-term compensation payout to Mr. Broadhead was based on an average level of achievement of better than 100% of target with respect to the annual incentive plans for the four years ended December 31, 1997 (although the long-term payout was limited to 100% of target). Like 1997, the performance measures for 1994, 1995, and 1996 were based on predefined financial, operational, and strategic objectives.

Respectfully submitted,

THE COMPENSATION COMMITTEE

J. Hyatt Brown, Chairman                        B. F. Dolan
H. Jesse Arnelle                                Drew Lewis
Robert M. Beall, II                             Paul R. Tregurtha
Armando M. Codina

EXECUTIVE COMPENSATION

The following table sets forth compensation paid during the past three years to FPL Group's chief executive officer and the other four most highly-compensated persons who served as executive officers of FPL Group or Florida Power & Light Company ("FPL") at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                               ANNUAL COMPENSATION                   COMPENSATION
                                      --------------------------------------   ------------------------
                                                                   OTHER       RESTRICTED
                                                                   ANNUAL         STOCK         LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY    BONUS    COMPENSATION   AWARD(S)(C)   PAYOUTS(A)  COMPENSATION(B)
------------------------------------  ----  --------  --------  ------------   -----------   ----------  ---------------

James L. Broadhead (c)..............  1997   900,000   877,500     10,439                    1,491,638        12,006
  Chairman, President & CEO of FPL    1996   860,000   681,100     11,399                      990,206        13,685
  Group and Chairman & CEO of FPL     1995   823,700   700,000     33,343                    1,041,085        17,474

Paul J. Evanson.....................  1997   564,300   423,200      2,646                      306,741        15,233
  President of FPL                    1996   540,000   340,200      2,925                      197,471        15,868
                                      1995   500,000   307,400      3,691                      155,513        12,906

Dennis P. Coyle.....................  1997   376,200   211,600      3,830                      329,810        11,333
  General Counsel &                   1996   360,000   170,100      -                          218,965        11,550
  Secretary of FPL Group & FPL        1995   333,900   152,700      4,127                      245,851        13,156

Michael W. Yackira..................  1997   320,000   208,000      3,830        572,500       236,354        10,761
  Chief Financial Officer             1996   300,000   141,800      4,178                      156,927        10,654
  of FPL Group & FPL                  1995   275,000   126,900      5,202                      176,200        10,450

C. O. Woody.........................  1997   308,000   135,800      5,663        572,500       279,837        12,959
  Sr. Vice President,                 1996   295,000   142,500      3,882                      184,711        13,448
  Power Generation, of FPL            1995   283,300   133,400      3,234                      207,350        15,539

------------

(a) Payouts were made in cash (for payment of income taxes) and shares of Common Stock, valued at the closing price on the last business day preceding payout. Messrs. Evanson and Woody deferred their payouts under FPL Group's Deferred Compensation Plan.

(b) Represents employer matching contributions of $7,600 to employee thrift plans for each individual and employer contributions for life insurance as follows: Mr. Broadhead $4,406, Mr. Evanson $7,633, Mr. Coyle $3,733, Mr. Yackira $3,161, and Mr. Woody $5,359.

(c) At December 31, 1997, Mr. Broadhead held 96,800 shares of restricted Common Stock with a value of $5,729,350. These shares were awarded in 1991 for the purpose of financing Mr. Broadhead's supplemental retirement plan and will offset lump sum benefits that would otherwise be payable to him in cash upon retirement. See "Retirement Plans" herein. In 1997, 10,000 restricted shares were awarded to Messrs. Yackira and Woody, which will vest on August 14, 2007, and June 18, 2000, respectively. Dividends at normal rates are paid on restricted Common Stock.

LONG TERM INCENTIVE PLAN AWARDS

In 1997, performance awards under FPL Group's Long Term Incentive Plan were made to the executive officers named in the Summary Compensation Table as set forth in the following tables.

                        LONG TERM INCENTIVE PLAN AWARDS

                                                                                                    ESTIMATED FUTURE PAYOUTS
                                                                                                             UNDER
                                                                                                     NON-STOCK PRICE-BASED
                                                                                                             PLANS
                                                                                                   --------------------------
                                                                                                        NUMBER OF SHARES
                                                                   NUMBER OF   PERFORMANCE PERIOD  --------------------------
NAME                                                                SHARES        UNTIL PAYOUT        THRESHOLD      TARGET
----------------------------------------------------------------  -----------  ------------------  ---------------  ---------
James L. Broadhead..............................................      22,310   1/1/97 - 12/31/00          -            22,310
Paul J. Evanson.................................................       8,902   1/1/97 - 12/31/00          -             8,902
Dennis P. Coyle.................................................       5,087   1/1/97 - 12/31/00          -             5,087
Michael W. Yackira..............................................       4,327   1/1/97 - 12/31/00          -             4,327
C. O. Woody.....................................................       4,165   1/1/97 - 12/31/00          -             4,165


NAME                                                                MAXIMUM
----------------------------------------------------------------  -----------
James L. Broadhead..............................................      35,696
Paul J. Evanson.................................................      14,243
Dennis P. Coyle.................................................       8,139
Michael W. Yackira..............................................       6,923
C. O. Woody.....................................................       6,664

The performance share awards in the preceding table are payable at the end of the four-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 1997 Annual Incentive Plan performance indicators is included in the Compensation Committee Report herein.

                                                                                                    ESTIMATED FUTURE PAYOUTS
                                                                                                             UNDER
                                                                                                     NON-STOCK PRICE-BASED
                                                                                                             PLANS
                                                                                                   --------------------------
                                                                                                        NUMBER OF SHARES
                                                                   NUMBER OF   PERFORMANCE PERIOD  --------------------------
NAME                                                                SHARES        UNTIL PAYOUT        THRESHOLD      TARGET
----------------------------------------------------------------  -----------  ------------------  ---------------  ---------
James L. Broadhead..............................................      15,211   1/1/97 - 12/31/99          -            15,211
Paul J. Evanson.................................................       7,630   1/1/97 - 12/31/99          -             7,630
Dennis P. Coyle.................................................       3,815   1/1/97 - 12/31/99          -             3,815
Michael W. Yackira..............................................       3,606   1/1/97 - 12/31/99          -             3,606
C. O. Woody.....................................................       3,123   1/1/97 - 12/31/99          -             3,123


NAME                                                                MAXIMUM
----------------------------------------------------------------  -----------
James L. Broadhead..............................................      24,338
Paul J. Evanson.................................................      12,208
Dennis P. Coyle.................................................       6,104
Michael W. Yackira..............................................       5,770
C. O. Woody.....................................................       4,997

The shareholder value share awards in the preceding table are payable at the end of the three-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by a factor based on the average annual total shareholder return of FPL Group (price appreciation of FPL Group Common Stock plus dividends) as compared to the total shareholder return of the Dow Jones Electric Utilities Index companies over the three-year performance period. The payout may not exceed 160% of targeted awards.

RETIREMENT PLANS

FPL Group maintains a non-contributory defined benefit pension plan and a supplemental executive retirement plan. The following table shows the estimated annual benefits, calculated on a straight-line annuity basis, payable upon retirement in 1997 at age 65 after the indicated years of service.

                               PENSION PLAN TABLE

                                             YEARS OF SERVICE
    ELIGIBLE AVERAGE       -----------------------------------------------------
   ANNUAL COMPENSATION        10         20         30         40         50
-------------------------  ---------  ---------  ---------  ---------  ---------
       $   300,000         $  58,974  $ 117,936  $ 146,910  $ 155,487  $ 157,875
           400,000            78,974    157,936    196,910    207,987    210,375
           500,000            98,974    197,936    246,910    260,487    262,875
           600,000           118,974    237,936    296,910    312,987    315,375
           700,000           138,974    277,936    346,910    365,487    367,875
           800,000           158,974    317,936    396,910    417,987    420,375
           900,000           178,974    357,936    446,910    470,487    472,875
         1,000,000           198,974    397,936    496,910    522,987    525,375
         1,100,000           218,974    437,936    546,910    575,487    577,875
         1,200,000           238,974    477,936    596,910    627,987    630,375
         1,300,000           258,974    517,936    646,910    680,487    682,875
         1,400,000           278,974    557,936    696,910    732,987    735,375
         1,500,000           298,974    597,936    746,910    785,487    787,875
         1,600,000           318,974    637,936    796,910    837,987    840,375
         1,700,000           338,974    677,936    846,910    890,487    892,875
         1,800,000           358,974    717,936    896,910    942,987    945,375
         1,900,000           378,974    757,936    946,910    995,487    997,875
         2,000,000           398,974    797,936    996,910  1,047,987  1,050,375

The compensation covered by the plans includes annual salaries and bonuses of officers of FPL Group and annual salaries of officers of FPL, as shown in the Summary Compensation Table, but no other amounts shown in that table. The estimated credited years of service for the executive officers named in the Summary Compensation Table are: Mr. Broadhead, 9 years; Mr. Evanson, 5 years; Mr. Coyle, 8 years; Mr. Yackira, 8 years; and Mr. Woody, 41 years. Amounts shown in the table reflect deductions to partially cover employer contributions to Social Security.

A supplemental retirement plan for Mr. Broadhead provides for a lump-sum retirement benefit equal to the then present value of a joint and survivor annuity providing annual payments to him or his surviving beneficiary equal to 61% to 70% of his average annual compensation for the three years prior to his retirement between age 62 (1998) and age 65 (2001), reduced by the then present value of the annual amount of payments to which he is entitled under all other pension and retirement plans of FPL Group and former employers. This benefit is further reduced by the then value of 96,800 shares of restricted Common Stock which vest as to 77,000 shares in 1999 and as to 19,800 shares in 2001. Upon a change in control of FPL Group (as defined below under "Employment Agreements"), the restrictions on the restricted stock lapse and the full retirement benefit becomes payable. Upon termination of Mr. Broadhead's employment agreement (also described below) without cause, the restrictions on the restricted stock lapse and he becomes fully vested under the supplemental retirement plan.

A supplemental retirement plan for Mr. Coyle provides for benefits, upon retirement at age 62 or more, based on two times his credited years of service. A supplemental retirement plan for Mr. Evanson provides for benefits based on two times his credited years of service up to age 65 and one times his credited years of service thereafter.

The Corporation sponsors a split-dollar life insurance plan for certain of its senior officers. Benefits under the split-dollar plan are provided by universal life insurance policies purchased by the Corporation. If the officer dies prior to retirement, the officer's beneficiaries generally receive two and one-half times the officer's annual salary at the time of death. If the officer dies after retirement, the officer's beneficiaries receive between 50% to 100% of the officer's final annual salary. Each officer is taxable on the insurance carrier's one year term rate for his or her life insurance coverage.

EMPLOYMENT AGREEMENTS

The Corporation has an employment agreement with Mr. Broadhead that provides for automatic one-year extensions after 1997 unless either party elects not to extend. The agreement provides for a minimum base salary of $765,900 per year, subject to increases based upon corporate and individual performance and increases in cost-of-living indices, plus annual and long-term incentive compensation opportunities at least equal to those currently in effect. If the Corporation terminates Mr. Broadhead's employment without cause, he is entitled to receive a lump sum payment of two years' compensation. Compensation is measured by the then current base salary plus the average of the preceding two years' annual incentive awards. He would also be entitled to receive all amounts accrued under all performance share grants in progress, prorated for the year of termination and assuming achievement of the targeted award, and to full vesting of his benefits under his supplemental retirement plan.

The Corporation and certain of its subsidiaries have entered into employment agreements with certain officers, including the individuals named in the Summary Compensation Table, to become effective in the event of a change of control of the Corporation, which is defined as the acquisition of beneficial ownership of 20% of the voting power of the Corporation, certain changes in the Corporation's Board, or approval by the shareholders of the liquidation of the Corporation or of certain mergers or consolidations or of certain transfers of the Corporation's assets. These agreements are intended to assure the Corporation of the continued services of key officers. The agreements provide that each officer shall be employed by the Corporation or one of its subsidiaries in his or her then current position, with compensation and benefits at least equal to the then current base and incentive compensation and benefit levels, for an employment period of four and, in certain cases, five years after a change in control occurs.

In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his or her employment for good reason, as defined in the agreement, the officer is entitled to severance benefits in the form of a lump sum payment equal to the compensation due for the remainder of the employment period or for two years, whichever is longer. Such benefits would be based on the officer's then base salary plus an annual bonus at least equal to the average bonus for the two years preceding the change of control. The officer is also entitled to the maximum amount payable under all long-term incentive compensation grants outstanding, continued coverage under all employee benefit plans, supplemental retirement benefits, and reimbursement for any tax penalties incurred as a result of the severance payments.

SHAREHOLDER PROPOSALS

Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders must be received at FPL Group's principal executive offices on or before November 30, 1998. Such shareholder proposals may be mailed to Dennis P. Coyle, Secretary, FPL Group, Inc., Post Office Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

GENERAL

The expense of soliciting proxies will be borne by FPL Group. Proxies will be solicited principally by mail, but directors, officers, and regular employees of FPL Group or its subsidiaries may solicit proxies personally or by telephone. FPL Group has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which services it will be paid a fee of $5,500 plus out-of-pocket expenses. FPL Group will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should come before the meeting, or any adjournments thereof, the persons named in the accompanying proxy card will have discretionary authority to vote all proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

BY ORDER OF THE BOARD OF DIRECTORS.

DENNIS P. COYLE

Secretary

March 30, 1998

                                                                      0732-PS-98

                              DETACH HERE

                                 PROXY

                             FPL GROUP, INC.

                              P.O. Box 9372
                             Boston, MA 02205

       This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dennis P. Coyle, Lawrence J. Kelleher, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 18, 1998, and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2 and AGAINST proposal 3.

1. Election of Directors: H. Jesse Arnelle, Sherry S. Barrat, Robert M. Beall, II, James L. Broadhead, J. Hyatt Brown, Armando M. Codina, Marshall M. Criser, B.F. Dolan, Willard D. Dover, Alexander W. Dreyfoos Jr., Paul J. Evanson, Drew Lewis, Frederic V. Malek and Paul R. Tregurtha.

                                                                   -----------
                                                                   SEE REVERSE
                          (Sign on other side.)                       SIDE
                                                                   -----------

                                 DETACH HERE


/x/  Please mark
     votes as in
     this example.


    THE BOARD OF DIRECTORS RECOMMENDS        THE BOARD OF DIRECTORS RECOMMENDS
      A VOTE "FOR" PROPOSALS 1 AND 2            A VOTE "AGAINST" PROPOSAL 3



                 FOR      WITHHELD                       FOR   AGAINST  ABSTAIN                             FOR   AGAINST  ABSTAIN

1. Election of   / /       / /      2. Ratification of   / /    / /      / /    3. A shareholder proposal   / /     / /     / /
   Directors.                          Auditors.                                   relating to cumulative
   (see reverse).                                                                  voting for the election
                                                                                   of directors.


---------------------------------------
For all nominees except as noted above            4. Such other business as
                                                     may properly come before
                                                     the meeting.


                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /


                                   When signing as attorney, executor,
                                   trustee, guardian, or corporate officer, please give title. For joint account, each joint owner should sign.


Signature: _______________ Date: ______ Signature: _______________ Date: _____